                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                     VICINITY CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                                  [VICINITY LOGO]

                              370 SAN ALESO AVENUE
                          SUNNYVALE, CALIFORNIA 94085

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 3, 2001

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Vicinity Corporation will be held at 370 San Aleso Avenue, Sunnyvale, California 94085, on Wednesday, January 3, 2001, at 10:00 a.m. Pacific time, for the following purposes:

    - to elect one director to our Board of Directors for the next three years or until the election and qualification of his successor;

    - to approve an amendment to our 2000 Equity Participation Plan to increase the number of shares reserved for issuance under the plan from 1,500,000 shares to 2,900,000 shares;

    - to approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 200,000 to 800,000 shares; and

    - to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

    Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

    Stockholders of record at the close of business on November 22, 2000 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Vicinity Corporation, 370 San Aleso Avenue, Sunnyvale, California 94085.

    All stockholders are cordially invited to attend the annual meeting. Whether or not you intend to attend the meeting in person, all stockholders are urged promptly to complete, sign and mail the enclosed proxy card in the prepaid envelope provided in order to assure that your shares are represented at the meeting.

                                          By Order of the Board of Directors

                                          /s/ SCOTT A. SHUDA
                                          Scott A. Shuda
                                          SECRETARY

Sunnyvale, California
December 1, 2000

                                  [VICINITY LOGO]

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 3, 2001

                            ------------------------

                                  INTRODUCTION

GENERAL

    This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on January 3, 2001 at 10:00 a.m. Pacific time, for the purposes of:

    - electing one director to our Board of Directors for the next three years or until the election and qualification of his successor;

    - approving an amendment to our 2000 Equity Participation Plan to increase the number of shares reserved for issuance under the plan from 1,500,000 shares to 2,900,000 shares;

    - approving an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 200,000 to 800,000 shares; and

    - transacting any other business which is properly brought before the meeting or any adjournment or postponement thereof.

    A copy of our Annual Report to Stockholders for the year ended July 31, 2000 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about December 3, 2000.

    This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained American Stock Transfer & Trust to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee.

    Our principal executive offices are located at 370 San Aleso Avenue, Sunnyvale, California 94085, telephone (408) 543-3000.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on November 22, 2000 are entitled to notice of, and to vote at, the meeting. On that date, 28,608,702 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on November 22, 2000 will constitute a quorum. Each share of common stock is entitled to one vote.

    There is no statutory or contractual right of appraisal or similar remedy available to those stockholders who dissent from any matter to be acted upon.

VOTING PROCEDURES

    A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

    You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the director, by checking the appropriate box on your proxy card you may:

    - vote for the director nominee; or

    - withhold authority to vote for the director nominee.

    Concerning the approval of the amendments to the 2000 Equity Participation Plan and the 2000 Employee Stock Purchase Plan, you may, with respect to each proposed amendment:

    - approve the amendment;

    - disapprove the amendment; or

    - abstain from voting for or against the amendment.

    Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominee listed in Proposal No. 1,
(2) the amendment of the 2000 Equity Participation Plan, and (3) the amendment of the 2000 Employee Stock Purchase Plan. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

    Shares represented by proxies that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The director nominee shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Approval of the amendment to the 2000 Equity Participation Plan and the amendment to the 2000 Employee Stock Purchase Plan each require the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

    Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

    You may revoke your proxy at any time before it is actually voted at the meeting by:

    - delivering written notice of revocation to our Corporate Secretary at 370 San Aleso Avenue, Sunnyvale, California 94085;

    - submitting a later dated proxy; or

    - attending the meeting and voting in person.

    Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder's instructions.

    All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

                                PROPOSAL NO. 1:
                   ELECTION OF NOMINEE TO BOARD OF DIRECTORS

GENERAL INFORMATION

    Our Amended and Restated Bylaws provide that our Board of Directors shall consist of nine directors, distributed among three classes: Class I whose term expires at this meeting, Class II whose term expires at the annual stockholders' meeting following fiscal year 2001, and Class III whose term expires at the annual stockholders' meeting following fiscal year 2002. The Class I directors are Jonathan Callaghan, James J. Geddes, Jr. and Fred Gibbons. The Class II directors are Norman Nie, Michael Sears and Peter Ziebelman. The Class III directors are Herbert M. Dwight, Jr., Peter Mills and Emerick Woods. On
October 27, 2000, Mr. Geddes resigned from our Board of Directors, and
Mr. Callaghan will not stand for re-election, leaving seven incumbent directors and two vacancies, which we have no present intention to fill. Accordingly, only one person is nominated for election at this stockholders' meeting.

    Mr. Gibbons has indicated his willingness to serve if elected. Proxies received by us will be voted for Mr. Gibbons. Although we do not anticipate that Mr. Gibbons will be unavailable for election, if Mr. Gibbons is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

    Mr. Gibbons currently serves as one of our directors and has continually served as a director since the date he initially became a director, which is set forth below. In the year ended July 31, 2000, our Board of Directors met six times and each director attended at least 83% of the meetings held during the year. The following table sets forth information with respect to the one person nominated for election at the meeting.

NOMINEE FOR DIRECTOR         AGE                          POSITION                      DIRECTOR SINCE
--------------------       --------   ------------------------------------------------  --------------
Fred Gibbons............      51      Director                                               1995

    The principal occupation and position for the past six years of the director named above is as follows:

    FRED GIBBONS has served as a Director of Vicinity Corporation since
October 1995. From October 1995 to October 1999, Mr. Gibbons was the Chairman of our Board of Directors. From 1995 to 1999, Mr. Gibbons was a Lecturer at Stanford University's Graduate School of Engineering. Since 1994, Mr. Gibbons has been the principal of Venture-Concept.com, a concept stage venture management firm. Mr. Gibbons holds a B.S. degree in Science Engineering and an M.S. degree in Computer Engineering from the University of Michigan and an M.B.A. degree from Harvard University. Mr. Gibbons is also a Director of MIPS Technologies, Inc., Inverse Networks, Inc. and several private companies.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE DIRECTOR
                          NOMINATED IN PROPOSAL NO. 1.

    DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOLLOWING FISCAL YEAR 2001:

    NORMAN NIE  has served as a Director since December 1998. Since 1997,
Mr. Nie has been a Technology Partner of Oak Investments, a venture capital firm. From 1975 to 1991, Mr. Nie was the Chief Executive Officer of SPSS, Inc., a provider of statistical software and service solutions. Mr. Nie holds a B.A. from the University of Washington and an M.A. and a Ph.D from Stanford University. Mr. Nie is also a Director of SPSS, Inc. and several private companies.

    MICHAEL SEARS has served as a Director since June 1998. Mr. Sears is currently the General Manager of a division of Digeo Broadband Inc., a broadband digital services provider. From March 2000, to September 2000, Mr. Sears was a consultant to Black Pearl Software, Inc., a provider of Internet enterprise software tools. From 1999 to March 2000, Mr. Sears was the President and Chief Executive Officer of Black Pearl Software. From 1997 to 1999, Mr. Sears was the General Manager of Spyglass, Inc., a provider of Internet connectivity solutions. From 1996 to 1997, Mr. Sears was an independent consultant, and from 1990 to 1996, Mr. Sears was a General Manager of Sun Microsystems, Inc.
Mr. Sears holds a B.S. from the United States Naval Academy, and a J.D. and an M.B.A. from Stanford University.

    PETER ZIEBELMAN has served as a Director since June 1997. Mr. Ziebelman is a Founding Partner of 21st Century Internet Venture Partners, a venture capital firm. From 1988 to October 1996, Mr. Ziebelman was a Partner of Thompson Clive Venture Capital, an international venture capital firm. Mr. Ziebelman holds a B.S. in Computer Science and Psychology from Yale University, and an M.S. in Management from Stanford University.

    DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOLLOWING FISCAL YEAR 2002:

    HERBERT M. DWIGHT, JR. has served as Chairman of the Board of Directors since October 1999. Mr. Dwight previously served in a number of positions for Optical Coating Laboratory, Inc., a manufacturer of optical thin films, including Chairman of the Board, from August 1991 until February 2000, President from August 1991 to November 1997, Chief Executive Officer from August 1991 to April 1998 and Chief Financial Officer from December 1993 to April 1995.
Mr. Dwight was Chairman, President and Chief Executive Officer of Superconductor Technologies, Inc., a telecommunications technology company, from 1988 through August 1991 and continued to served as Chairman from 1991 until May 1994.
Mr. Dwight holds a B.S. and an M.S. in Electrical Engineering from Stanford University. Mr. Dwight is also a Director of Applied Materials, Inc., Applied Magnetics Corporation and Advanced Fiber Communications, Inc.

    PETER MILLS has served as a Director since February 1996. Since March 1995, Mr. Mills has been a General partner of CMG@Ventures, Inc., a venture capital firm. From March 1992 to March 1994, Mr. Mills was the Chief Executive Officer of the United States Display Consortium, a non-profit consortium for the development of flat panel displays. Mr. Mills holds a B.S. from Ithaca College and an M.B.A. from Columbia University.

    EMERICK WOODS has served as our President and Chief Executive Officer since August 1997 and as a Director since February 1998. From August 1996 to
August 1997, Mr. Woods was the President and Chief Executive Officer of TuneUp.com, Inc., an Internet based computing updating service. In May 1997, TuneUp.com filed a voluntary petition for Chapter 11 bankruptcy, after which it was reorganized and sold to Quarterdeck Corporation, a provider of software utilities. From November 1994 to June 1997, Mr. Woods was a Vice President and General Manager of Quarterdeck Corporation. Mr. Woods holds a B.S. in Computer Science from Yale University and an M.B.A. from Harvard University. Mr. Woods is also a Director of ClickAction, Inc., a provider of Internet marketing solutions.

DIRECTOR COMPENSATION

    Those members of our Board of Directors who are not also our employees do not receive any compensation for attending a meeting of the Board of Directors or a meeting of a committee of the Board of Directors. All of our directors are reimbursed for reasonable out-of-pocket expenses arising from their attendance at any meetings. Our 2000 Equity Participation Plan provides for the grant of options to our non-employee directors on the date of each annual meeting following which he will continue to serve on our Board of Directors. On that date, each non-employee director will be granted a non-statutory option to purchase 5,000 shares of our common stock, which option will vest over four years at the rate of 1/48th of the shares subject to the option per month.

    Accordingly, each of Messrs. Dwight, Mills, Nie, Sears, Ziebelman and, if elected to our Board of Directors at the stockholders' meeting, Mr. Gibbons, will be granted an option to purchase 5,000 shares of our common stock. All options granted to non-employee directors have a per share exercise price equal to the fair market value of a share of our common stock on the date prior to the date of the grant.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors has two standing committees, the audit committee and the compensation committee. We do not have a nominating committee.

    Our audit committee was established on October 13 1999, and has responsibility for reviewing and making recommendations regarding our employment of independent accountants, the annual audit of our financial statements, and our internal controls, accounting practices and policies. The members of the audit committee are Messrs. Dwight, Gibbons and Sears. In the fiscal year ended July 31, 2000, the audit committee met twice and each member of the audit committee attended both of those meetings.

    The compensation committee has responsibility for determining the nature and amount of compensation for our management and for administering our employee benefit plans (including the 2000 Equity Participation Plan and the 2000 Employee Stock Purchase Plan). The members of the compensation committee are Messrs. Dwight, Nie and Mills. Mr. Dwight was appointed to the compensation committee on October 13, 1999 and Mr. Mills replaced Mr. Ziebelman, who previously served on the compensation committee, on March 23, 2000. In the fiscal year ended July 31, 2000, the compensation committee met four times and each member of the compensation committee, as comprised as of the date of each such meeting, attended each of those meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Our Restated Certificate of Incorporation provides that we shall
(i) indemnify and advance indemnification expenses on behalf of all our directors and officers, (ii) indemnify those persons as may be required by statute or our Amended and Restated Bylaws, and (iii) eliminate the liability of our directors (for actions or inactions taken by them as directors) for monetary damages to the fullest extent permitted by the Delaware General Corporation Law.

    Our Amended and Restated Bylaws provide that we shall indemnify, in the manner and to the full extent permitted by law, any director or officer, and, at the discretion of the Board of Directors, an employee or agent who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not in the right of our company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

    The Restated Certificate and Amended and Restated Bylaws each provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our officers, directors, employees, agents or persons serving as such at our request for another entity, against any liability which may be asserted against them and enter into contracts providing for the indemnification of such persons to the full extent permitted by law.

    We have entered into agreements with our directors and officers which provide for the indemnification of such persons to the full extent permitted by law. These agreements require that we indemnify these persons for any expenses, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under such agreement, incurred in connection with any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of our company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which such person is or was involved as a party or otherwise by reason of the fact that such person is or was, or has agreed to become, a director of officer of our company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by such persons, by reason of any action taken by such person or of any inaction on their part while acting as such director or officer, or by reason of the fact that such person was serving at our request as a director, officer, trustee, employee or agent of our company or another entity; provided, that in each case such person acted in good faith and in a manner in which they reasonably believed to be in or not opposed to the best interests of our company, and, in the case of a criminal proceeding, had no reasonable cause to believe that their conduct was unlawful.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file.

    Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended
July 31, 2000, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to
Section 16(a) of the Exchange Act were met.

                                PROPOSAL NO. 2:

                                APPROVAL OF THE
                AMENDMENT TO THE 2000 EQUITY PARTICIPATION PLAN
                        TO INCREASE THE NUMBER OF SHARES
                             RESERVED FOR ISSUANCE

    This Proposal No. 2, if approved, would increase the number of shares of our common stock available for options grants under the 2000 Equity Participation Plan. This plan has 1,500,000 shares of our common stock reserved for issuance, and also includes shares that remained available for issuance under our discontinued 1996 Incentive Stock Option Plan, and any shares that become available for issuance as a result of stock options expiring or becoming exercisable under that discontinued plan. As of November 22, 2000, there were 1,872,978 shares of our common stock available for grant under the 2000 Equity Participation Plan. Of that number, 1,419,200 shares have already been granted, leaving only 453,778 shares available for future grant. This amendment would increase the number of shares of common stock available for grant under the 2000 Equity Participation Plan by 1,400,000. This amendment was approved by our Board of Directors and, under the terms of the 2000 Equity Participation Plan, must also be approved by our stockholders in order to be effective.

    We believe that the 2000 Equity Participation Plan should be amended to increase the number of shares available for grant in order to be able to continue to grant stock options to officers, key employees, consultants and directors. An expanded option pool will enable us to provide additional incentives to those directors, officers, employees and consultants who have been responsible for our development and financial success and who will help us meet our goals in the future. In addition, the continued ability to grant stock options would provide us with a valuable tool to help retain new officers, key employees, consultants and directors.

    Your ratification of the Board of Directors' amendment to the 2000 Equity Participation Plan will enable us to continue our strategy of using stock incentives to secure and retain officers, key employees, consultants and directors of outstanding ability both now and in the future. The attraction and retention of such persons is vital to the success of our business.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
        APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY PARTICIPATION PLAN
             TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                        AS SET FORTH IN PROPOSAL NO. 2.

    Set forth below is a general description of the 2000 Equity Participation Plan. This description is relevant to the amendment to be considered in Proposal No. 2.

  -  WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 2000 EQUITY PARTICIPATION
     PLAN?

    The 2000 Equity Participation Plan provides that the compensation committee, or our Board of Directors, as the case may be, may grant or issue to our officers, employees and consultants incentive stock options, non-statutory stock options and stock purchase rights, all of which we refer to as "awards." Each award is set forth in a separate agreement with the person receiving the award and which indicates the type, terms and conditions of the award as determined by the compensation committee. In addition, the 2000 Equity Participation Plan permits the granting of options to our non-employee directors, which we refer to as "director options."

  -  WHO DETERMINES WHO RECEIVES THE AWARDS AND THE TERMS OF THE AWARDS?

    The compensation committee administers the 2000 Equity Participation Plan with respect to grants to our officers, employees and consultants and the full Board of Directors administers the 2000 Equity Participation Plan with respect to non-employee directors. Subject to the terms of the 2000 Equity

Participation Plan, the Board of Directors or compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares granted and the terms and conditions the award, and to make all other determinations with respect to the administration of the 2000 Equity Participation Plan. The 2000 Equity Participation Plan provides that the compensation committee may, in its discretion, delegate to a committee of one or more members of the Board of Directors who are employees of the Company, the authority to grant awards under the 2000 Equity Participation Plan and the compensation committee has delegated the power to grant options to certain eligible persons to Mr. Emerick Woods, President and Chief Executive Officer of the Company. The Board of Directors has discretion to determine the terms and conditions of non-employee director options and to interpret and administer the 2000 Equity Participation Plan with respect to those non-employee director options. The compensation committee and the Board of Directors are also each authorized to adopt, amend and rescind rules relating to the administration of the 2000 Equity Participation Plan.

  -  WHO IS ON THE COMPENSATION COMMITTEE?

    The compensation committee consists of Messrs. Dwight, Nie and Mills, at least two of whom are "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and are "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code.

  -  HOW MANY SHARES CAN SOMEONE RECEIVE IN ONE YEAR?

    The maximum number of shares which may be subject to options or stock purchase rights granted under the 2000 Equity Participation Plan to any individual in any calendar year is 1,000,000.

  -  WHAT DOES A GRANTEE HAVE TO AGREE TO IN ORDER TO RECEIVE AN AWARD?

    Generally, an award vests over the course of four years, with 25% of the shares subject to the award vesting on the first anniversary of its grant. In addition, an employee must pay a purchase price as consideration for the issuance of an award, and awards are exercisable or payable only while the grantee is an employee or consultant of our company. However, under certain conditions, the compensation committee may determine that any award may be exercisable or paid after the termination of someone's employment.

  -  HOW IS THE 2000 EQUITY PARTICIPATION PLAN AMENDED?

    The 2000 Equity Participation Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the 2000 Equity Participation Plan may not be increased without approval of our stockholders.

  -  DOES THE 2000 EQUITY PARTICIPATION PLAN CONFORM TO FEDERAL SECURITIES LAWS?

    The 2000 Equity Participation Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. Our intention is that the 2000 Equity Participation Plan will be administered, and options will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 2000 Equity Participation Plan and options granted under the 2000 Equity Participation Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

  -  WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE AWARDS?

    Under current federal laws, in general, recipients of awards and grants of nonqualified stock options and stock purchase rights under the 2000 Equity Participation Plan are taxable under Section 83 of the Internal Revenue Code upon their receipt of common stock or cash with respect to the awards or grants. Subject to Section 162(m), we will be entitled to an income tax deduction with respect to the amounts taxable to these recipients. Since we presently have a significant net operating loss carryforward for federal income tax purposes, we do not expect to receive any current benefit from such a deduction.

    Under Sections 421 and 422 of the Internal Revenue Code, recipients of incentive stock options are generally not taxable on their receipt of common stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for minimum holding periods. We are not entitled to income tax deductions with respect to these exercises.

  -  WHERE CAN I FIND A COPY OF THE ENTIRE 2000 EQUITY PARTICIPATION PLAN?

    The summary we have included about the 2000 Equity Participation Plan is qualified in its entirety by reference to the 2000 Equity Participation Plan, which is filed as an exhibit to Amendment No. 2 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 18, 2000. Our SEC filings may be accessed at the SEC's EDGAR database available at www.sec.gov.

  - WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE 2000 EQUITY PARTICIPATION PLAN?

    Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

                                PROPOSAL NO. 3:

                                APPROVAL OF THE
               AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
                        TO INCREASE THE NUMBER OF SHARES
                             RESERVED FOR ISSUANCE

    This Proposal No. 3, if approved, would increase the number of shares of common stock available for purchase under the 2000 Employee Stock Purchase Plan. There are currently 200,000 shares of our common stock reserved for purchase under the 2000 Employee Stock Purchase Plan. Of that number, 86,167 shares have already been purchased, leaving 113,833 shares available for future purchase. This amendment would increase the number of shares of common stock available for purchase under the 2000 Employee Stock Purchase Plan by 600,000 to 800,000. This amendment was approved by our Board of Directors, and under the terms of the 2000 Employee Stock Purchase Plan it must be approved by our stockholders in order to be effective.

    We believe that the 2000 Employee Stock Purchase Plan should be amended to increase the number of shares available for purchase in order to be able to continue to allow employees to purchase shares of common stock under the plan. An employee's continued ability to purchase shares of our common stock at a discount provides them with a powerful incentive to remain in our employ.

    Your ratification of the Board of Directors' amendment to the 2000 Employee Stock Purchase Plan will enable us to continue our strategy of using stock incentives to secure and retain key employees of outstanding ability, both now and in the future. The attraction and retention of such persons is vital to the success of our business.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
       APPROVAL OF THE AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
             TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                         AS SET FORTH IN PROPOSAL NO. 3

    Set forth below is a general description of the 2000 Employee Stock Purchase Plan. This description is relevant to the amendment to be considered in Proposal No. 3.

  -  WHO IS ELIGIBLE TO PARTICIPATE IN THE 2000 EMPLOYEE STOCK PURCHASE PLAN?

    In general, all our employees are eligible to participate in the 2000 Employee Purchase Plan if (i) they do not own stock possessing five percent (5%) or greater of the voting power or value of our stock, and (ii) they customarily work 20 hours or more per week and more than five months per calendar year for us, provided that such persons are employed on the first day of a purchase period. Non-employee directors are not eligible to participate in the 2000 Employee Purchase Plan.

  -  HOW DO EMPLOYEES PARTICIPATE IN THE 2000 EMPLOYEE STOCK PURCHASE PLAN?

    Participation in the 2000 Employee Purchase Plan is completely voluntary. Employees who choose to enroll in the 2000 Employee Purchase Plan must designate the portion of their base cash compensation (not less than 1% and not greater than 15%) to be withheld during each offering period under the 2000 Employee Purchase Plan. An employee's payroll deductions are adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any calendar year common stock that has a fair market value greater than $25,000 (determined under the rules of the Internal Revenue Service).

    The first offering period was the twelve-month period beginning on February 8, 2000 and ending on February 28, 2001. Thereafter, an offering period is the consecutive twelve-month period beginning the first day of March and ending on the last day of February. Each offering period is divided into two six-month purchase periods. The first purchase period began on February 8, 2000 and ended on August 31, 2000, and the second purchase period began on September 1, 2000 and will end on February 28, 2001. Options are granted on the first day of each offering period and are automatically exercised on the last day of each six-month purchase period within the offering period.

    The amount of an employee's payroll deductions under the 2000 Employee Purchase Plan is credited to a bookkeeping account maintained in the employee's name. At the end of the first purchase period of an offering period, the amount credited to a participant's account is applied to the purchase of shares of common stock from our company at a price equal to 85% of the lesser of (a) the fair market value of a share of common stock on the first day of an offering period or (b) the fair market value of a share of common stock on the last date of the first purchase period. At the end of the second purchase period of an offering period, for those employees who were eligible on the first day of the offering period, the amount credited to a participant's account is applied to the purchase of shares of common stock from our company at a price equal to 85% of the lesser of the fair market value of a share of common stock on the
(x) first day of the offering period, (y) the first day of the second purchase period, or (z) last day of the second purchase period. At the end of the second purchase period of an offering period, for those employees who were not eligible on the first day of the offering period, that amount credited to their account is applied to the purchase of shares of our common stock at a price equal to 85% of the lesser of the fair market value of a share of our common stock on (aa) the first day of the second purchase period, or (bb) the last date of the second purchase period.

    An employee may elect to terminate his or her participation during an offering period. An employee's participation will automatically terminate upon the termination for any reason of his or her employment. Upon termination of participation, payroll deductions will cease and the amount credited to the participant's account (representing previous uninvested payroll deductions) will be paid in cash to the participant (or the participant's beneficiary). A participant who voluntarily withdraws from the 2000 Employee Purchase Plan during a purchase period may re-enroll for any subsequent purchase period for which he or she is an eligible employee.

  -  WHO ADMINISTERS THE 2000 EMPLOYEE STOCK PURCHASE PLAN?

    The 2000 Employee Purchase Plan is administered by the compensation committee of the Board of Directors. The compensation committee has the power and discretion to construe, interpret and apply the terms of the 2000 Employee Purchase Plan. The Board of Directors may amend or terminate the 2000 Employee Purchase Plan at any time, subject to stockholder approval in the case of amendments that (a) change the number of shares of common stock that may be sold under the plan, (b) decrease the purchase price below a price computed in the manner provided in the 2000 Employee Stock Purchase Plan, (c) change the eligibility requirements to participate in the plan, or (d) would cause the plan to no longer be an "employee stock purchase plan" within the meaning of
Section 423(c) of the Internal Revenue Code.

  -  WHO IS ON THE COMPENSATION COMMITTEE?

    The compensation committee consists of Messrs. Dwight, Nie and Mills, at least two of whom are "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code.

  -  DOES THE 2000 EMPLOYEE STOCK PURCHASE PLAN CONFORM TO FEDERAL SECURITIES
     LAWS?

    The 2000 Employee Stock Purchase Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. We intend that the 2000 Employee Stock Purchase Plan will be administered, and shares of our common stock will be purchased, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 2000 Employee Stock Purchase Plan and purchases of our common stock under the 2000 Employee Stock Purchase Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

  - WHAT ARE THE FEDERAL TAX CONSEQUENCES OF PURCHASING SHARES OF STOCK THROUGH THE 2000 EMPLOYEE STOCK PURCHASE PLAN?

    The 2000 Employee Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Amounts withheld from an employee's pay under the 2000 Employee Purchase Plan constitute ordinary income as if such amounts had been paid outright. No income is realized by an employee upon the purchase of shares at the end of a purchase period. A participant may realize ordinary income upon a sale or other disposition of shares acquired under the 2000 Employee Purchase Plan. In general, if the sale or other disposition occurs more than two years after the beginning of the purchase period in which the shares were acquired, then gain realized will be treated as ordinary income in an amount up to the lesser of (i) the excess of the fair market value of the shares at the time of sale or other disposition over the amount paid, or (ii) the excess of the fair market value of the shares at the beginning of the purchase period over the purchase price. The balance of the gain, if any, will be treated as long-term capital gain. If the sale or other disposition occurs within said two-year period, then the employee will realize ordinary income equal to the 15% purchase price discount and the amount of the ordinary income will be added to the employee's basis for the shares in determining the capital gain or loss realized on the sale. We will be entitled to a deduction equal to the ordinary income realized by an employee who sells. Since presently we have a significant net operating loss carryforward for federal income tax purposes, we do not expect to receive any current benefit from such a deduction.

  -  WHERE CAN I FIND A COPY OF THE ENTIRE 2000 EMPLOYEE STOCK PURCHASE PLAN?

    The summary we have included about the 2000 Employee Stock Purchase Plan is qualified in its entirety by reference to the 2000 Employee Stock Purchase Plan, which was filed as an exhibit to our Amendment No. 2 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 18, 2000. Our SEC filings may be accessed at the SEC's EDGAR database available at www.sec.gov.

  - WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN?

    Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock represented at and entitled to vote at the meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The information in the following table sets forth the ownership of our common stock, as of November 22, 2000, by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock;
(ii) each named executive officer (as listed in the summary compensation table);
(iii) each of our directors; and (iv) all of our directors and executive officers, as a group. As of November 22, 2000, we had 28,608,702 shares of common stock outstanding.

                                                       NUMBER OF SHARES      PERCENTAGE OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED (1)     BENEFICIALLY OWNED (1)
------------------------------------                ----------------------   --------------------------
CMG@Ventures Capital Corporation (2)..............         4,895,230                    17.1%
Oak Investment Partners (3).......................         3,463,994                    12.1%
21st Century Internet Fund, L.P. (4)                         950,000                     3.3%
Emerick Woods (5).................................           827,253                     2.9%
Howard Bain.......................................            50,000                       *
Scott Young.......................................           240,000                       *
Dinesh Wadhawan...................................           225,000                       *
Eric Winkler......................................           125,000                       *
Herbert M. Dwight, Jr.............................           210,000                       *
Jon Callaghan (6).................................         4,908,298                    17.1%
Fred Gibbons (7)..................................           108,576                       *
Peter Mills (8)...................................         5,245,530                    17.1%
Norman Nie........................................            31,905                       *
Michael Sears.....................................            20,000                       *
Peter Ziebelman (4)...............................           950,000                     3.3%
All Named Executive Officers and Directors as a
  Group (13 persons)..............................         8,046,332                    28.1%

------------------------

*   Represents less than 1% of the issued and outstanding shares.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of November 22, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is 370 San Aleso Avenue, Sunnyvale, California 94085.

(2) Consists of 4,590,058 shares held by CMG@Ventures Capital Corporation, an affiliate of CMG@Ventures, Inc., 46,364 shares held by CMG@Ventures, Inc., 257,205 shares held by CMG@Ventures I, LLC, an affiliate of CMG@Ventures, Inc., and 1,603 shares held by CMG@Ventures II, LLC, an affiliate of CMG@Ventures, Inc. Excludes 363,368 shares held by Messrs. Callaghan and Mills in their personal capacities.

(3) Consists of 3,381,667 shares held by Oak Investment Partners VIII, L.P. and 82,327 shares held by Oak VIII Affiliates Fund, L.P., both affiliates of Oak Investment Partners. Excludes 31,905 shares held by Norman Nie, one of our Directors and a limited partner of Oak VIII Affiliates Fund, L.P.

(4) Consists of 950,000 shares held by 21st Century Internet Fund, L.P., an affiliate of 21st Century Internet Management Partners, LLC. Mr. Ziebelman is a General Partner of 21st Century Internet

    Management Partners, LLC, and may be deemed to have voting and investment powers over these shares. Mr. Ziebelman disclaims beneficial ownership in these shares, except to the extent of his interest in 21st Century Internet Management Partners, LLC.

(5) Excludes 127,884 shares held by two trusts for the benefit of Mr. Woods' children over which Mr. Woods does not maintain voting or investment power. Mr. Woods disclaims beneficial ownership of the shares held in these two trusts.

(6) Consists of 13,068 shares held by Mr. Callaghan, 4,590,058 shares held by CMG@Ventures Capital Corporation, an affiliate of CMG@Ventures, Inc., 46,364 shares held by CMG@Ventures, Inc., 257,205 shares held by CMG@Ventures I, LLC, an affiliate of CMG@Ventures, Inc., and 1,603 shares held by CMG@Ventures II, LLC, an affiliate of CMG@Ventures, Inc. Mr. Callaghan is a General Partner of CMG@Ventures, Inc. and may be deemed to have voting and investment powers over the shares held by CMG@Ventures, Inc. and its affiliates, including CMG@Ventures Capital Corporation, CMG@Ventures I, LLC and CMG@Ventures II, LLC. Mr. Callaghan disclaims beneficial ownership of such shares, except to the extent of his interest in CMG@Ventures, Inc., CMG@Ventures Capital Corporation, CMG@Ventures I and CMG@Ventures II.

(7) All shares are held by a trust with respect to which Mr. Gibbons maintains sole voting power.

(8) Consists of 350,300 shares held by Mr. Mills, 4,590,058 shares held by CMG@Ventures Capital Corporation, an affiliate of CMG@Ventures, Inc., 46,364 shares held by CMG@Ventures, Inc., 257,205 shares held by CMG@Ventures I, LLC, an affiliate of CMG@Ventures, Inc. and 1,603 shares held by CMG@Ventures II, LLC, an affiliate of CMG@Ventures, Inc. Mr. Mills is a General Partner of CMG@Ventures, Inc. and may be deemed to have voting and investment powers over the shares held by CMG@Ventures, Inc. and its affiliates, including CMG@Ventures Capital Corporation, CMG@Ventures I, LLC and CMG@Ventures II, LLC. Mr. Mills disclaims beneficial ownership of such shares, except to the extent of his interest in CMG@Ventures, Inc., CMG@Ventures Capital Corporation, CMG@Ventures I and CMG@Ventures II.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

    Set forth below is information regarding each of our executive officers as of November 22, 2000.

NAME                                                AGE                        POSITION
----                                              --------   ---------------------------------------------
Emerick Woods...................................     45      President and Chief Executive Officer,
                                                             Director
Scott Young.....................................     41      Senior Vice President, Products and Strategy,
                                                             Chief Technology Officer
Dinesh Wadhawan.................................     42      Senior Vice President, Worldwide Sales
Mary Gavin......................................     43      Vice President, Engineering
Eric Winkler....................................     34      Vice President, Marketing
David Cherner...................................     36      Vice President and General Manager,
                                                             Syndication
Scott Sullivan..................................     37      Vice President, Human Resources
Mike Torgersen..................................     57      Vice President, Information Technology and
                                                             Chief Information Officer
Scott Shuda.....................................     34      General Counsel and Secretary

    The principal occupations and positions for the past five years, and in some cases prior years, of the executive officers named above, are as follows:

    EMERICK WOODS has served as our President and Chief Executive Officer since August 1997 and as a Director since February 1998. From August 1996 to
August 1997, Mr. Woods was the President and Chief Executive Officer of TuneUp.com, Inc., an Internet based computing updating service. In May 1997, TuneUp.com filed a voluntary petition for Chapter 11 bankruptcy, after which it was reorganized and sold to Quarterdeck Corporation, a provider of software utilities. From November 1994 to June 1997, Mr. Woods was a Vice President and General Manager of Quarterdeck Corporation. Mr. Woods holds a B.S. in Computer Science from Yale University and an M.B.A. from Harvard University. Mr. Woods is also a Director of ClickAction, Inc., a provider of Internet marketing solutions.

    SCOTT YOUNG has served as our Senior Vice President, Products and Strategy and Chief Technology Officer since June 2000. From October 1997 to June 2000, Mr. Young was our Senior Vice President, Operations, and from October 1996 to October 1997, Mr. Young was our Director of Operations. From February 1994 to October 1996, Mr. Young was the Vice President of Sales and Marketing of Infrastructures for Information, Inc., a provider of integrated information management systems software. From August 1989 to October 1994, Mr. Young was the Director of Technology and Government Relations for Semiconductor Equipment and Materials International, an industry consortium for the semiconductor industry. Mr. Young holds a B.A. and a J.D. from the University of Kansas.

    DINESH WADHAWAN has served as our Vice President, Worldwide Sales since September 2000. From March 1999 to August 2000, Mr. Wadhawan served as our Vice President, Sales. From October 1995 to March 1999, Mr. Wadhawan was the Director of Operations, Western North America of Systems Union, Inc., a provider of international business and financial software. From January 1994 to September 1995, Mr. Wadhawan was the Global Manager, Oil and Gas, of Systems Union Limited, the United Kingdom component of Systems Union. Mr. Wadhawan holds a B.S. and a Post Graduate Diploma in Business Management from the University of Delhi, India.

    MARY GAVIN has served as our Vice President, Engineering since August 1999. From October 1997 to August 1999, Ms. Gavin was our Director of Engineering Projects. From March 1997 to October 1997, Ms. Gavin was our Project Manager. In 1996, Ms. Gavin was a Marketing Manager of NetRights, LLC, a start-up Internet company. In 1995, Ms. Gavin was a Support and Training Manager of Codman Research Group, a developer of decision support systems for the health care industry. Ms. Gavin holds a B.A. from Ripon College.

    ERIC WINKLER has served as our Vice President, Marketing since
January 1999. From 1998 to 1999, Mr. Winkler was a Director of Consumer Marketing for the consumer software division of IBM. From 1994 to 1998, Mr. Winkler was a Marketing and Communications Department Manager and then Director for Broderbund Software, a software publisher. Mr. Winkler holds a B.A. from the Allen School of Advertising at the University of Oregon.

    DAVID CHERNER has served as our Vice President and General Manager, Syndication since April 1999, which position was formerly titled Vice President and General Manager, MapBlast! From October 1997 through April 1999,
Mr. Cherner was a management consultant to several early-stage Internet companies, including Third Age Media, eWork Exchange and our company. During that time, Mr. Cherner also served as Vice President of the Panterra Group, a management consulting organization. In February 1996, Mr. Cherner founded i-Health, Inc., an Internet health content community, where he served as President and Chief Executive Officer until September 1997. From 1994 to 1996, Mr. Cherner was a senior manager, business development of Access Health, Inc., an information services company. Mr. Cherner holds a B.A. in Economics from Emory University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

    SCOTT SULLIVAN has served as our Vice President, Human Resources since October 2000. From April 2000 to September 2000, Mr. Sullivan was a Senior Principal at Diamond Technology Partners, a business operations firm focused on developing successful new companies. From July 1994 to March 2000, Mr. Sullivan was a Managing Consultant at Towers Perrin, a management consulting firm.
Mr. Sullivan holds a B.S. in Chemistry and Engineering from the United States Military Academy, West Point, and an M.B.A. from Harvard Business School.

    MIKE TORGERSEN has served as our Vice President, Information Technology and Chief Information Officer since September 2000. Previously, from August 1999 until August 2000, Mr. Torgersen served as our Director of Information Technology. From September 1998 to June 1999, Mr. Torgersen was the Vice President, Operations at SocialNet, a Silicon Valley startup. From July 1997 to September 1998, Mr. Torgersen was the Vice President, Operations at Communities.com, another Silicon Valley startup. Mr. Torgersen holds a B.S. from the University of Illinois, College of Engineering and an M.B.A. from the University of Chicago, Graduate School of Business.

    SCOTT SHUDA has served as our General Counsel and Secretary since May 1999. From May 1998 to May 1999, Mr. Shuda was a corporate associate in the Silicon Valley office of the law firm of Latham & Watkins. From September 1996 to May 1998, Mr. Shuda was a corporate associate in the law firm of O'Sullivan, Graev & Karabell in New York. From September 1994 to August 1996, Mr. Shuda was a corporate associate in the law firm of Roger & Wells in New York. Mr. Shuda holds a B.A., an M.B.A. and a J.D. from Georgetown University.

                             EXECUTIVE COMPENSATION

    The following table provides for the periods shown summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four highest paid executive officers (collectively referred to as the "named executive officers") plus one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                               ANNUAL COMPENSATION ($)              ---------------
                       FISCAL YEAR   --------------------------------------------     SECURITIES
NAME AND PRINCIPAL        ENDED                                  OTHER ANNUAL         UNDERLYING         ALL OTHER
POSITION                JULY 31,      SALARY        BONUS     COMPENSATION ($)(1)   OPTIONS (#) (2)   COMPENSATION ($)
------------------     -----------   --------      --------   -------------------   ---------------   ----------------
Emerick Woods........     2000       $222,917      $120,000              --             150,000           $33,000(3)
President, Chief          1999        200,000       100,000              --                  --           $33,000(3)
  Executive Officer
  and Director
Howard Bain..........     2000       $106,443(4)   $100,000              --                  --                --
Executive Vice
  President and Chief
  Financial Officer
Scott Young..........     2000       $145,000      $ 37,500              --              40,000                --
Senior Vice               1999        130,000        30,000              --             190,000                --
  President, Products
  and Strategy, Chief
  Technology Officer
Dinesh Wadhawan......     2000       $158,333      $126,000        $ 62,500              45,000                --
Senior Vice               1999       $ 50,577      $  8,333              --             225,000                --
  President,
  Worldwide Sales
Eric Winkler.........     2000       $143,750      $ 37,500              --              25,000                --
Vice President,           1999         69,500            --              --                  --                --
  Marketing
Mark Friend..........     2000       $ 88,333      $ 26,500        $130,655              17,250                --
Director, Strategic       1999         78,205        50,341          12,784              33,750                --
  Accounts

------------------------

(1) Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each person.

(2) The securities underlying the options are shares of common stock.

(3) Consists of housing expenses paid by us on behalf of Mr. Woods.

(4) Represents Mr. Bain's salary for the period beginning March 2000, when he joined our company, through the end of the fiscal year.

    During the periods indicated above, none of the named executive officers, or other persons listed on the table above, received any awards under any long-term incentive plan, and we do not have a pension plan.

EMPLOYMENT AGREEMENTS

    On November 17, 2000, Howard Bain resigned from his position as Executive Vice President and Chief Financial Officer of our company. In connection with Mr. Bain's resignation, he agreed to make himself available, as reasonably requested by us, to perform consulting services for our company for a period of one year following his resignation and we agreed to pay him an amount equal to $225,000 and allowed Mr. Bain to purchase 50,000 shares of common stock for nominal consideration under our 2000 Equity Participation Plan. In addition, we agreed to make COBRA payments on Mr. Bain's behalf for a period of one year following his resignation. The agreement also includes other customary terms, including a general release by Mr. Bain and confirmation that he has resigned from any officer or director positions held by him at our company's subsidiaries.

STOCK OPTION ACCELERATION RIGHTS OF EXECUTIVE OFFICERS

    We have entered into agreements with a number of our executive officers providing that up to 25% of their stock options will become immediately vested in the event of specified merger or reorganization transactions. In addition, we have entered into an agreement with Mr. Woods, providing that 100% of the 150,000 shares granted to him during fiscal year 2000 will become immediately vested and exercisable upon the occurrence of specific merger or reorganization transactions.

2000 EQUITY PARTICIPATION PLAN

    Our 2000 Equity Participation Plan is described under the caption "Proposal No. 2: Approval of the Amendment to the 2000 Equity Participation Plan to Increase the Number of Shares Authorized for Issuance."

2000 EMPLOYEE STOCK PURCHASE PLAN

    Our 2000 Employee Stock Purchase Plan is described under the caption "Proposal No. 3: Approval of the Amendment to the 2000 Employee Stock Purchase Plan to Increase the Number of Shares Authorized for Issuance."

OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2000

    In the fiscal year ended July 31, 2000, we granted options to purchase 1,982,750 shares of common stock under the 1996 Stock Option Plan and the 2000 Equity Participation Plan and during the year options granted for 56,480 shares were cancelled and returned to the plans. As of November 22, 2000, options to purchase a total of 1,419,200 shares were outstanding under our 2000 Equity Participation Plan and 453,778 shares remained available for grant under the plan. In general, options granted under our 2000 Equity Participation Plan vest over four years and expire on the tenth anniversary of the date of grant.

    We grant options to our executive officers under our 2000 Equity Participation Plan. The following tables show for the fiscal year ended
July 31, 2000, certain information regarding options granted to, exercised by, and held at year end by our named executive officers:

                                        INDIVIDUAL GRANTS
                            ------------------------------------------                      POTENTIAL REALIZABLE VALUE
                               NUMBER        % OF TOTAL                                       AT ASSUMED ANNUAL RATES
                            OF SECURITIES     OPTIONS                                             OF STOCK PRICE
                             UNDERLYING      GRANTED TO                                       APPRECIATION FOR OPTION
                               OPTIONS      EMPLOYEES IN   EXERCISE OF                               TERM (1)
                               GRANTED       THE FISCAL    BASE PRICE                       ---------------------------
NAME                             (#)            YEAR       ($/SH) (2)    EXPIRATION DATE       5% ($)        10% ($)
----                        -------------   ------------   -----------   ----------------   ------------   ------------
Emerick Woods.............     150,000           7.6%         $12.00     January 24, 2010    $1,132,010     $2,868,736
Howard Bain (3)...........     350,000          17.7%         $17.00     February 8, 2010    $3,741,923     $9,482,768
Scott Young...............      40,000           2.0%         $12.00     January 24, 2010    $  301,869     $  764,996
Dinesh Wadhawan...........      20,000           1.0%         $12.00     January 24, 2010    $  150,935     $  382,498
                                25,000           1.3%         $40.50        March 1, 2010    $  636,756     $1,613,664
Eric Winkler..............      25,000           1.3%         $12.00     January 24, 2010    $  188,668     $  478,123

------------------------

(1) Reflects the value of the stock option on the date of grant assuming
    (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The amounts in this table may not be achieved.

(2) All options were granted at the fair market value of our common stock at the date of grant.

(3) Mr. Bain's option to purchase 350,000 shares of our common stock was canceled in connection with his November 17, 2000 resignation.

AGGREGATE OPTION EXERCISES IN THE FISCAL YEAR ENDED JULY 31, 2000; FISCAL YEAR
  ENDED JULY 31, 2000 YEAR-END OPTION VALUES

    The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised options during the fiscal year ended July 31, 2000 by our named executive officers. The value of in-the-money options is based on the fair market value of our common stock at close of market on July 31, 2000 of $19.88 per share and is net of the exercise price of the options:

                                                                               OPTION VALUES AT JULY 31, 2000
                                                                  ---------------------------------------------------------
                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED
                                                                    OPTIONS AT FISCAL YEAR-      VALUE OF UNEXERCISED IN-
                                                                          END (1) (#)              THE-MONEY OPTIONS AT
                           SHARES ACQUIRED                        ---------------------------       FISCAL YEAR-END ($)
NAME                       AT EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   ------------------   -----------   -------------   -----------   -------------
Emerick Woods............           --                   --               --       150,000             --      $1,181,250
Howard Bain..............           --                   --               --       350,000             --      $1,006,250
Scott Young..............      190,000           $1,881,000               --        40,000             --      $  315,000
Dinesh Wadhawan..........      225,000           $  562,500               --        45,000             --      $  157,500
Eric Winkler.............           --                   --               --        25,000             --      $  196,875

------------------------

(1) The securities underlying the options are shares of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At the end of the fiscal year ended July 31, 2000, the compensation committee consisted of Messrs. Dwight (appointed October 13, 1999), Nie and Mills (who replaced Mr. Ziebelman on March 23, 2000), none of whom (1) is a present or former officer or employee of our company, or (2) is engaged in any transactions described under the heading "Certain Transactions," with the exception of Mr. Mills, who is a General Partner of CMG@Ventures, Inc., an affiliate of CMGI Inc.

                              CERTAIN TRANSACTIONS

CMGI INC.

    CMG@Ventures Capital Corporation, our largest stockholder, is an affiliate of CMGI Inc. ("CMGI"). CMGI is a global Internet operating and development company with a network of approximately 70 operating subsidiaries and venture capital funded affiliates. We have entered into business relationships with several of CMGI's subsidiaries and affiliates. These companies include, NaviSite Internet Services Corporation ("NaviSite"), Koz.com, Inc. ("Koz"), AltaVista Company ("AltaVista"), MyWay.com Corporation ("MyWay"), Engage
Technologies, Inc. ("Engage"), eCircles, Inc., ("eCircles"), YesMail.com, Inc. ("YesMail"), and Lycos, Inc. ("Lycos").

    We entered into various service agreements with NaviSite pursuant to which NaviSite agreed to host a portion of our data center equipment and to provide Internet connections and we agreed to pay NaviSite various setup and service fees. The last of these agreements expired in December 1999.

    In July 1999, we entered into a service agreement with Koz pursuant to which we provide our directory services, maps, and driving directions for an annual license fee.

    In December 1999, we entered into an Interactive Service Agreement with AltaVista Internet Operations Limited (UK), an affiliate of AltaVista, pursuant to which we agreed to provide maps and driving directions to Alta Vista's U.K. web site in exchange for a percentage of the revenue generated on pages displaying our content and services.

    In January 2000, we entered into an agreement with AltaVista pursuant to which we agreed to provide our BrandFinder services to AltaVista's web site. During the initial term of this agreement, the parties will share revenue generated on pages providing our BrandFinder service.

    In January 2000, we entered into a service and license agreement with MyWay pursuant to which we agreed to provide MyWay's web site with our directory services for an annual license fee.

    In February 2000, we entered into a strategic relationship with Engage pursuant to which we provide Engage with web users' anonymous geographic data to be integrated into Engage's end-user profiles and pursuant to which Engage and its agents agreed to sell our advertising inventory to media buyers in exchange for a share of the revenue generated from the sale.

    In February 2000, we entered into a service and license agreement with eCircles pursuant to which we agreed to provide domestic maps and driving directions to eCircles for an annual license fee.

    In March 2000, we entered into a network partner agreement with YesMail pursuant to which we agreed to integrate YesMail's email campaign service into our personalized services available on our web site located at mapblast.com in exchange for a share of the revenue generated from this service.

    In May 2000, we entered into an agreement with Lycos pursuant to which we provide international and domestic maps and driving directions to Lycos in exchange for a license fee and pursuant to which we provide our BrandFinder service in exchange for a share of the revenue generated from that service. We have also agreed to provide our services on the Lycos wired and wireless platforms.

    In July 2000, we entered into a license and service agreement with AltaVista pursuant to which AltaVista licensed our geocoding software and maps and driving directions.

    We believe that each of the foregoing transactions was on terms no less favorable to us than we could have obtained from independent third parties.

CLICKACTION INC.

    In November 1999, we entered into a license agreement with ClickAction Inc. ("ClickAction") pursuant to which we license software from ClickAction. In December 1999, we paid an aggregate of $250,000 in license fees under this license agreement. Mr. Woods is a Director of ClickAction.

    We believe that this transaction was on terms no less favorable to us than we could have obtained from independent third parties.

INDEMNITY AGREEMENTS

    We entered into indemnity agreements with our directors and certain of our officers which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under such agreement, which such person becomes legally obligated to pay in connection with any threatened, pending, or completed claim, action, suit or proceeding, whether brought by or in the right of our company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which such person may be or may have been involved as a party or otherwise, by reason of the fact that such person is or was, or has agreed to become, a director or officer of our company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by such person, by reason of any action taken by them or of any inaction on their part while acting as such director or officer, or by reason of the fact that they were serving at our request as a director, trustee, officer, employee or agent of our company, or another entity.

LOAN AGREEMENTS

    In July 1999, we loaned approximately $96,000 to Emerick Woods, our President and Chief Executive Officer, to enable Mr. Woods to exercise options to purchase shares of our common stock. This recourse loan bears interest at a rate equal to 8 1/4% and is payable by Mr. Woods on the first to occur of the following:

    - 18 months after an initial public offering of our common stock;

    - 30 days after the sale of our company;

    - 90 days after the termination of Mr. Woods' employment; or

    - July 2004.

    In October 1999, we loaned approximately $113,000 to Dinesh Wadhawan, our Vice President, Sales, to enable Mr. Wadhawan to exercise options to purchase shares of our common stock. In December 1999, and then in October 2000, we increased the amount of this loan to approximately $135,000 and $245,000, respectively, to assist Mr. Wadhawan in paying taxes relating to the exercise of his option. This recourse loan bears interest at a rate equal to 8 1/4% and is payable by Mr. Wadhawan on the first to occur of the following:

    - 18 months after an initial public offering of our common stock;

    - 30 days after the sale of our company;

    - 90 days after the termination of Mr. Wadhawan's employment; or

    - October 2004.

                         COMPENSATION COMMITTEE REPORT

    At the end of the fiscal year ended July 31, 2000, the compensation committee of the Board of Directors was comprised of Messrs. Dwight, Nie and Mills, three non-employee directors, who administered our executive compensation programs and policies. Mr. Dwight was appointed to the compensation committee on October 19, 1999 and Mr. Mills replaced Mr. Ziebelman, who had previously served on the compensation committee, on March 23, 2000. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating our business strategies and long-range plans.

    The following is the compensation committee's report submitted to the Board of Directors addressing the compensation of our executive officers for fiscal year ended July 31, 2000.

COMPENSATION POLICY AND PHILOSOPHY

    Our executive compensation policy is:

    - designed to establish an appropriate relationship between executive pay and our annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers; and

    - based on the belief that the interests of the executives should be closely aligned with our stockholders.

    The compensation committee attempts to achieve these goals by integrating competitive annual base salaries with:

    - annual incentive bonuses based on corporate performance and on the achievement of specified performance objectives set forth in our operating plan for the respective fiscal year; and

    - stock options through various plans.

    In support of this philosophy, a meaningful portion of each executive's compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives. The compensation committee believes that cash compensation in the form of salary and incentive bonuses provides our executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in our long term performance and success. The compensation committee considers all elements of compensation and the compensation policy when determining individual components of pay.

    The Board of Directors believes that leadership and motivation of our employees are critical to achieving the objective of becoming a leader in Internet-based marketing infrastructure services in the world. The compensation committee is responsible to the Board of Directors for ensuring that its executive officers are highly qualified and that they are compensated in a way that furthers our business strategies and which aligns their interests with those of our stockholders. To support this philosophy, the following principles provide a framework for executive compensation:

    - offer compensation opportunities that attract the best talent;

    - motivate individuals to perform at their highest levels;

    - reward outstanding achievement;

    - retain those with leadership abilities and skills necessary for building long-term stockholder value;

    - maintain a significant portion of executives' total compensation at risk, tied to both our annual and long-term financial performance and the creation of incremental stockholder value; and

    - encourage executives to manage from the perspective of owners with an equity stake in our company.

EXECUTIVE COMPENSATION COMPONENTS

    As discussed below, our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and long term incentive compensation in the form of stock options.

    BASE SALARY. In the fiscal year ended July 31, 2000, Emerick Woods was the only named executive officer employed under an employment contract.

    ANNUAL INCENTIVE BONUSES. The Chief Executive Officer and other executive officers are eligible to receive annual incentive bonuses based upon the achievement during the year of certain agreed upon objectives. The compensation committee reviews the performance and decides upon the bonuses payable to the Chief Executive Officer, the Chief Financial Officer and the other executive officers including the named executive officers.

    LONG TERM INCENTIVE COMPENSATION. During the fiscal year ended July 31, 2000, option grants were made to the Chief Executive Officer and the other named executive officers providing for the right to purchase 610,000 shares of common stock.

COMPENSATION OUR CHIEF EXECUTIVE OFFICER

    Emerick Woods' salary during fiscal year ended July 31, 2000 as President, Chief Executive Officer was $222,917. Based upon the compensation committee's review of Mr. Woods' performance and the company's performance during fiscal year ended July 31, 2000, the compensation committee set Mr. Woods' current salary at an annual rate of $250,000. In addition, the compensation committee approved bonuses totaling of $120,000 during the fiscal year ending July 31, 2001 for Mr. Woods and granted Mr. Woods' options to purchase 150,000 shares of common stock at an exercise price of $12.00 per share. In approving Mr. Woods' compensation, the compensation committee took into account (i) Mr. Woods' past performance as President, and Chief Executive Officer of our company, (ii) the scope of Mr. Woods' responsibilities, and (iii) the Board's assessment of our company's achievement of its performance objectives.

INTERNAL REVENUE CODE SECTION 162(m)

    Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our company and our stockholders. Since we presently have a significant net operating loss carryforward for federal income tax purposes, we do not expect to receive any current benefit from such a deduction.

                                          COMPENSATION COMMITTEE

                                          Herbert Dwight, Jr.
                                          Norman H. Nie
                                          Peter Mills

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THESE ACTS.

                             AUDIT COMMITTEE REPORT

    Our audit committee was established on October 13, 1999. During the fiscal year ended July 31, 2000, the audit committee of the Board of Directors was comprised of Messrs. Dwight, Gibbons and Sears, all three of whom are "independent" directors, as determined in accordance with Rule 4200(a)(15) of the Nasdaq Stock Market's regulations.

    The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended July 31, 2000.

    The audit committee has:

    - reviewed and discussed the company's audited financial statements with management;

    - discussed with KPMG LLP, the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

    - received from KMPG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors' independence with them.

    In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2000 for filing with the Securities and Exchange Commission.

    The audit committee adopted an audit committee charter on June 14, 2000, a copy of which is attached to this statement as APPENDIX A.

                                          AUDIT COMMITTEE

                                          Herbert Dwight, Jr.
                                          Fred Gibbons
                                          Michael Sears

    THE AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THESE ACTS.

                            STOCK PERFORMANCE GRAPH

    The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the Nasdaq Stock Market (U.S.) Index and (2) The Chase H & Q Internet 100 Index, for the period beginning on February 9, 2000, the date of our initial public offering and ending on July 31, 2000, the last date of our fiscal year.

    The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG VICINITY CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE CHASE H & Q INTERNET 100 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          VICINITY    NASDAQ STOCK   CHASE H & Q
         CORPORATION  MARKET (U.S.)  INTERNET 100
2/9/00       $100.00        $100.00       $100.00
7/31/00      $116.91         $86.76        $68.67

* 100 INVESTED ON 2/9/00 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JULY 31.

    THE STOCK PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THESE ACTS.

                               OTHER INFORMATION

OTHER MATTERS AT THE MEETING

    We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. With respect to any other business which may properly come before the meeting and be submitted to a vote of the stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

INDEPENDENT PUBLIC ACCOUNTANTS

    Our auditors for the fiscal year ended July 31, 2000 were KPMG LLP. A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our 2000 Equity Participation Plan, our 2000 Employee Stock Purchase Plan, and/or our Annual Report on Form 10-K upon written request to our Corporate Secretary at Vicinity Corporation, 370 San Aleso Avenue, Sunnyvale, California 94085. Copies of other exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2001 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for inclusion in our proxy statement and submission to the stockholders at the annual meeting for the fiscal year ended July 31, 2001. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at Vicinity Corporation, 370 San Aleso Avenue, Sunnyvale, California 94085 and must be received no later than July 4, 2001. Your notice must include:

    - your name and address and the text of the proposal to be introduced;

    - the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

    - a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

    The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, your notice must be received by our Corporate Secretary at our principal executive officers not less than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder's notice.

                                          By Order of the Board of Directors

                                          /s/ EMERICK WOODS
                                          Emerick Woods
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Sunnyvale, California
December 1, 2000

                                   APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and legal compliance; and the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities consist of serving as an independent and objective party to monitor and assess the Corporation's financial reporting process and internal control system; reviewing and appraising the audit efforts of the Corporation's independent accountants and internal auditing department; and providing an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION AND PROCEDURES

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as required by The Nasdaq Stock Market. All members of the Committee shall have a working familiarity with basic finance and accounting practices sufficient to allow them to ready and understand financial statements, including, without limitation a balance sheet, income statement, and cash flow statement, or shall develop such familiarity within a reasonable period of time, including by participating in educational programs conducted by the Corporation or an outside consultant. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background in accounting or financial management (including a current or past position as a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities).

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

    Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

    The Committee may establish its own rules and procedures consistent with the bylaws of the Corporation if the Committee, in its discretion, decides to do so.

    The Committee, in its discretion, may either use the Corporation's internal legal counsel with respect to legal counsel or retain other legal counsel if it determines, in its sole discretion, such counsel is warranted or required under the circumstances.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may, in its sole discretion, include in its meetings representatives of management, the internal auditing department, and the independent accountants, either together or in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

A. ANNUAL AUDIT

    1. The Committee shall meet with the outside auditor and management to discuss the scope of each annual audit and the procedures to be followed.

    2. The Committee shall review and discuss the audited financial statement with management.

    3. The Committee shall discuss all issues with the outside auditor and take all actions necessary to fulfill the requirements of Statement on Auditing Standards No. 61 as then in effect.

    4. Contingent upon the Committee's satisfaction of its other obligations hereunder, the Committee shall recommend to the Board whether to include the audited financial statement in the Corporation's Annual Report on Form 10-K for the fiscal year subject to such audit.

B. REVIEW OF OUTSIDE AUDITOR

    5. The outside auditor shall be responsible to the Committee and the Board in connection with the audit of the Corporation's annual financial statements and related services.

    6. Where applicable, the Committee shall recommend to the Board the nomination of the outside auditor for approval at a stockholder meeting, approve the terms of engagement of the outside auditor, and recommend that the Board replace the outside auditor.

    7. The Committee shall receive from the outside auditor the written disclosure required by Independence Standards Board Standard No. 1 regarding all relationships between the outside auditor and the Corporation. The Committee shall also discuss with the outside auditor any such relationships or other issues which might affect the independence of the outside auditor in the Committee's reasonable judgment and, where necessary, recommend appropriate action to the Board in order to ascertain the outside auditor's independence.

C. INTERNAL AUDIT

    8. The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Corporation's internal audit control and the qualifications of the primary personnel performing such function.

    9. Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager.

    10. The Committee may, at its sole discretion, meet with the senior internal audit manager to discuss any reports prepared by the outside auditor senior internal audit manager or any other relevant matters raised by the senior internal audit manager.

    11. The senior internal audit manager shall have unrestricted access to the Committee.

D. INTERNAL CONTROLS

    12. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and consider any recommendations for improvement of such internal control procedures.

    13. The Committee shall discuss with the outside auditor and with management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider such matter raised by the outside auditor.

E. ADDITIONAL RESPONSIBILITIES

    14. The Committee shall review and revise this Charter at least annually.

    15. The Committee shall provide a report for inclusion in the Company's Annual Proxy Statement as required by Item 306 of Regulation S-K as promulgated by the Securities and Exchange Commission.

    16. The Committee, through its Chair, shall report periodically, at the Committee's discretion, but in no event less than annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                [VICINITY LOGO]

                               VICINITY CORPORATION

              BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        AT 10:00 A.M., WEDNESDAY, JANUARY 3, 2001
                               VICINITY CORPORATION
                               370 SAN ALESO AVENUE
                           SUNNYVALE, CALIFORNIA 94085

     The undersigned stockholder of Vicinity Corporation hereby revokes any proxy or proxies previously granted and appoints Emerick Woods, Scott Young and Scott Shuda, or any of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment or postponement thereof:

     This proxy is solicited on behalf of the Board of Directors and will be voted in accordance with the specifications made on the reverse side. If a choice is not indicated with respect to items (1) this proxy will be voted FOR the nominee listed. If a choice is not indicated with respect to items
(2) or (3), this proxy will be voted FOR such items. The proxies are authorized to use their discretion with respect to any other business that may properly come before the meeting. This proxy is revocable at any time before it is exercised. Receipt herewith of the Company's Report to Stockholders and Notice of Meeting and Proxy Statement, dated December 1, 2000, is hereby acknowleged. Please sign, date and mail today.

                               FOLD AND DETACH HERE

/x/ Please mark
      your votes as
      indicated in
      this example.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: Election of Directors.

/ / FOR the nominee listed

/ / WITHHOLD AUTHORITY to vote for the nominee listed

Nominee:   Fred Gibbons

PROPOSAL 2: To approve an amendment to our 2000 Equity Participation to increase the number of shares reserved for issuance under the plan from 1,500,000 to 2,900,000 shares.

FOR / /      AGAINST / /      ABSTAIN / /


PROPOSAL 3: To approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 200,000 to 800,000 shares.

FOR / /      AGAINST / /      ABSTAIN / /


(SIGNATURE OF STOCKHOLDER(S))

      ___________________________________________DATED_____________, 2000.
   (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)